Exhibit 99.2

SPECIAL MEETING OF SHAREHOLDERS OF

BANKMANAGERS CORP.

[ • ], 2019

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.     Approval of the Agreement and Plan of Merger, dated as of August 27, 2019, by and between First Midwest Bancorp, Inc. (“First Midwest”) and Bankmanagers Corp. (“Bankmanagers”), and the transactions contemplated thereby, including the merger of Bankmanagers with and into First Midwest, with First Midwest being the surviving company, as more fully described in the proxy statement/prospectus (the “merger proposal”).

			FOR ☐	AGAINST ☐	ABSTAIN ☐

2.     Approval of one or more adjournments of the special meeting, if determined necessary and advisable, including adjournments to permit the further solicitation of proxies in favor of the merger proposal.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Transaction of such other business as may properly come before the special meeting and any adjournments or postponements thereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

BANKMANAGERS CORP.

Special Meeting of Shareholders [ • ], 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Bankmanagers Corp. (the “Company”) hereby appoints P. Michael Mahoney, Michael J. Kelly and David P. Werner as proxies, each with the power to appoint a substitute, and hereby authorizes them to vote all such shares of the Company as to which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company and at all adjournments thereof, to be held at The Milwaukee Club, located at 706 North Jefferson Street, Milwaukee, Wisconsin 53202 on [ • ], 2019 at [ • ] in accordance with the following instructions.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE WITH RESPECT TO ANY OR ALL OF THE PROPOSALS, THE SHARES WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED FOR WHICH NO SPECIFICATION IS MADE.

(Continued and to be signed on the reverse side)